Exhibit 99.1
ICU Medical, Inc. Announces Fourth Quarter 2020 Results
and Provides Fiscal Year 2021 Guidance

SAN CLEMENTE, Calif., February 25, 2021 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical products used in infusion therapy and critical care applications, today announced financial results for the quarter ended December 31, 2020.

Fourth Quarter 2020 Results

Fourth quarter 2020 revenue was $320.5 million, compared to $315.5 million in the same period last year. GAAP gross profit for the fourth quarter of 2020 was $119.9 million, as compared to $114.1 million in the same period last year. GAAP gross margin for the fourth quarter of 2020 was 37%, as compared to 36% in the same period last year. GAAP net income for the fourth quarter of 2020 was $26.1 million, or $1.21 per diluted share, as compared to GAAP net income of $20.6 million, or $0.96 per diluted share, for the fourth quarter of 2019. Adjusted diluted earnings per share for the fourth quarter of 2020 were $1.77 as compared to $1.94 for the fourth quarter of 2019. Also, adjusted EBITDA was $59.8 million for the fourth quarter of 2020 as compared to $60.7 million for the fourth quarter of 2019.

Adjusted EBITDA and adjusted diluted earnings per share are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical’s Chief Executive Officer, said, “Fourth quarter results were generally in line with our expectations.”

Revenues by product line for the three and twelve months ended December 31, 2020 and 2019 were as follows (in millions):

	Three months ended December 31,			Twelve months ended December 31,
Product Line	2020	2019	$ Change	2020	2019	$ Change
Infusion Consumables	$123.1	$119.6	$3.5	$473.7	$477.6	$(3.9)
Infusion Systems	91.8	83.8	8.0	359.7	328.3	31.4
IV Solutions*	93.6	101.0	(7.4)	389.0	415.0	(26.0)
Critical Care	12.0	11.1	0.9	48.6	45.3	3.3
	$320.5	$315.5	$5.0	$1,271.0	$1,266.2	$4.8
*IV Solutions includes $11.3 million and $56.1 million of contract manufacturing to Pfizer for the three and twelve months ended December 31, 2020, respectively, as compared to $19.7 million and $81.0 million for the same periods in the prior year.

Fiscal Year 2021 Guidance

For the Fiscal Year 2021, the Company expects adjusted EBITDA to be in the range of $245 million to $265 million, and adjusted diluted EPS to be in the range of $6.50 to $7.20.

Conference Call

The Company will host a conference call to discuss fourth quarter 2020 financial results on the Company, today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at (800) 936-9761, international (408) 774-4587, conference ID 8029238. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at icumed.com, clicking on the Investors tab, clicking on Event Calendar and clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical, Inc.

ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical products used in infusion therapy, and critical care applications. ICU Medical's product portfolio includes IV smart pumps, sets, connectors, closed system transfer devices for hazardous drugs, sterile IV solutions, cardiac monitoring systems, along with pain management and safety software technology designed to help meet clinical, safety and workflow goals. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of growth or improving efficiencies, unexpected changes in the Company's arrangements with its largest customers and the impact of the ongoing COVID-19 pandemic on the Company and our financial results. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Company's most recent Annual Report on Form 10-K and our subsequent filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2020	December 31, 2019
	(Unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$396,097	$268,670
Short-term investment securities	14,687	23,967
TOTAL CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENT SECURITIES	410,784	292,637
Accounts receivable, net of allowance for doubtful accounts	124,093	202,219
Inventories	314,928	337,640
Prepaid income taxes	29,480	15,720
Prepaid expenses and other current assets	41,492	33,981
TOTAL CURRENT ASSETS	920,777	882,197
PROPERTY AND EQUIPMENT, net	466,628	456,085
OPERATING LEASE RIGHT-OF-USE ASSETS	46,571	34,465
LONG-TERM INVESTMENT SECURITIES	12,974	—
GOODWILL	33,001	31,245
INTANGIBLE ASSETS, net	197,231	211,408
DEFERRED INCOME TAXES	31,034	27,998
OTHER ASSETS	55,475	48,984
TOTAL ASSETS	$1,763,691	$1,692,382
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$71,864	$128,629
Accrued liabilities	97,021	117,776
Income tax payable	303	2,063
Contingent earn-out liability	26,300	—
TOTAL CURRENT LIABILITIES	195,488	248,468
CONTINGENT EARN-OUT LIABILITY	—	17,300
OTHER LONG-TERM LIABILITIES	47,835	32,820
DEFERRED INCOME TAXES	1,663	2,091
INCOME TAX PAYABLE	16,440	14,459
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value Authorized—500 shares; Issued and outstanding— none	—	—
Common stock, $0.10 par value — Authorized, 80,000 shares; Issued and outstanding — 21,058 shares at December 31, 2020 and issued 20,743 shares at December 31, 2019 and outstanding — 20,742 shares at December 31, 2019	2,106	2,074
Additional paid-in capital	693,068	668,947
Treasury stock, at cost	(39)	(157)
Retained earnings	808,652	721,782
Accumulated other comprehensive loss	(1,522)	(15,402)
TOTAL STOCKHOLDERS' EQUITY	1,502,265	1,377,244
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,763,691	$1,692,382
______________________________________________________
(1) December 31, 2019 balances were derived from audited consolidated financial statements.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
TOTAL REVENUES	$320,451	$315,523	$1,271,004	$1,266,208
COST OF GOODS SOLD	200,577	201,383	809,507	794,344
GROSS PROFIT	119,874	114,140	461,497	471,864
OPERATING EXPENSES:
Selling, general and administrative	73,552	70,649	283,953	276,982
Research and development	11,797	12,587	42,948	48,611
Restructuring, strategic transaction and integration	5,506	11,166	28,409	80,574
Change in fair value of contingent earn-out	2,000	—	9,000	(47,400)
Contract settlement	—	1,915	(975)	5,737
TOTAL OPERATING EXPENSES	92,855	96,317	363,335	364,504
INCOME FROM OPERATIONS	27,019	17,823	98,162	107,360
INTEREST EXPENSE	(170)	(138)	(1,753)	(549)
OTHER INCOME, net	3,260	3,236	1,085	7,896
INCOME BEFORE INCOME TAXES	30,109	20,921	97,494	114,707
PROVISION FOR INCOME TAXES	(3,967)	(280)	(10,624)	(13,672)
NET INCOME	$26,142	$20,641	$86,870	$101,035
NET INCOME PER SHARE
Basic	$1.24	$1.00	$4.16	$4.90
Diluted	$1.21	$0.96	$4.02	$4.69
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	21,016	20,693	20,907	20,629
Diluted	21,614	21,393	21,591	21,545

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation. The non-GAAP financial measures included in this press release are adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS").

Adjusted EBITDA excludes the following items from net income:

Interest, net: We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Restructuring, strategic transaction and integration: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Change in fair value of contingent earn-out: We exclude the impact of certain amounts recorded in connection with business combinations. We exclude items that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing.

Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value: The inventory step-up represents the expense recognition of fair value adjustments in excess of the historical cost basis of inventory obtained through acquisition, these charges are outside of our normal operations and are excluded.

Contract settlement: Occasionally, we are involved in contract renegotiations that may result in one-time settlements. We exclude these settlements as they have no direct correlation to the operation of our ongoing business.

Disposition of certain assets: Occasionally, we may dispose of certain assets if no longer needed for current operations. We exclude any gains or losses recognized on the sale of these assets in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Taxes: We exclude taxes in deriving adjusted EBITDA as taxes are deemed to be non-core to the business and may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Adjusted Diluted EPS excludes from diluted EPS, net of tax, stock compensation expense, intangible asset amortization expense, restructuring, strategic transaction and integration, change in fair value of contingent earn-out, adjustment to reverse the cost recognition related to the purchase write-up of inventory to fair value, contract settlement and disposition of certain assets. The tax effect on the above adjustments is calculated using the specific tax rate applied to each adjustment based on the nature of the item/or the tax jurisdiction in which the item has been recorded.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

The following tables reconcile our GAAP and non-GAAP financial measures:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands)

	Adjusted EBITDA
	Three months Ended December 31,
	2020	2019
GAAP net income	$26,142	$20,641

Non-GAAP adjustments:
Interest, net	(519)	(1,563)
Stock compensation expense	5,340	5,757
Depreciation and amortization expense	21,594	19,891
Restructuring, strategic transaction and integration	5,506	11,166
Change in fair value of contingent earn-out	2,000	—
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair value	—	1,512
Contract settlement	—	3,019
Disposition of certain assets	(4,237)	—
Provision for income taxes	3,967	280
Total non-GAAP adjustments	33,651	40,062

Adjusted EBITDA	$59,793	$60,703

	Adjusted diluted earnings per share
	Three months ended December 31,
	2020	2019
GAAP diluted earnings per share	$1.21	$0.96

Non-GAAP adjustments:
Stock compensation expense	$0.25	$0.27
Amortization expense	$0.27	$0.24
Restructuring, strategic transaction and integration	$0.25	$0.52
Change in fair value of contingent earn-out	$0.09	$—
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair value	$—	$0.07
Contract settlement	$—	$0.14
Disposition of certain assets	$(0.20)	$—
Estimated income tax impact from adjustments	$(0.10)	$(0.26)
Adjusted diluted earnings per share	$1.77	$1.94

ICU Medical, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Year 2021 Outlook (Unaudited)
(In millions, except per share data)

	Low End of Guidance	High End of Guidance
GAAP net income	$85	$100

Non-GAAP adjustments:
Interest, net	(2)	(2)
Stock compensation expense	24	24
Depreciation and amortization expense	91	91
Restructuring, strategic transaction and integration	22	22
Change in fair value of contingent earn-out	4	4
Provision for income taxes	21	26
Total non-GAAP adjustments	$160	$165

Adjusted EBITDA	$245	$265

GAAP diluted earnings per share	$3.91	$4.61

Non-GAAP adjustments:
Stock compensation expense	$1.08	$1.08
Amortization expense	$1.07	$1.07
Restructuring, strategic transaction and integration	$1.00	$1.00
Change in fair value of contingent earn-out	$0.17	$0.17
Estimated income tax impact from adjustments	$(0.73)	$(0.73)
Adjusted diluted earnings per share	$6.50	$7.20

CONTACT:
ICU Medical, Inc.
Brian Bonnell, Chief Financial Officer
(949) 366-2183
ICR, Inc.
John Mills, Partner
(646) 277-1254